UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)
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Commission File No. 001-33169
WIRELESS RONIN TECHNOLOGIES, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

April 25, 2008

Dear Shareholder:

I am pleased to invite you to attend the annual meeting of shareholders of Wireless Ronin Technologies, Inc., to be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on June 5, 2008, at 3:30 p.m. central time. Details regarding the business to be conducted are more fully described in the accompanying notice of annual meeting and proxy statement. Also enclosed in this package is a proxy card for you to record your vote and a return envelope for your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. Voting will ensure your representation at the meeting, if you do not attend in person. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the meeting.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Jeffrey C. Mack
Chairman of the Board,
President and Chief Executive Officer

Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Wireless Ronin Technologies, Inc., a Minnesota corporation, will be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on June 5, 2008, at 3:30 p.m. central time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect six directors for the ensuing year and until their successors shall be elected and duly qualified;

2.	To ratify the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2008; and

3.	To consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 14, 2008, are entitled to notice of, and to vote at, the meeting. Whether or not you expect to attend the meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the meeting.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Scott N. Ross
Vice President, General Counsel and Secretary

Minnetonka, Minnesota
April 25, 2008

i

Wireless Ronin Technologies, Inc.
Baker Technology Plaza
5929 Baker Road, Suite 475
Minnetonka, Minnesota 55345

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2008

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement is furnished by the board of directors of Wireless Ronin Technologies, Inc. and contains information relating to the annual meeting of our shareholders to be held on June 5, 2008, beginning at 3:30 p.m. central time, at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota. This proxy statement and accompanying proxy card are being distributed on or about April 25, 2008.

What is the purpose of the annual meeting?

At our annual meeting, shareholders will vote on the following items of business:

1.	The election of six directors for the ensuing year and until their successors shall be elected and duly qualified; and

2.	Ratification of the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm (“independent auditors”) for the year ending December 31, 2008.

You will also vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What are the board’s recommendations?

Our board of directors recommends that you vote:

•	FOR election of each of the nominees for director (see Proposal 1); and

•	FOR ratification of the appointment of Virchow, Krause & Company, LLP as our independent auditors for the year ending December 31, 2008 (see Proposal 2).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

What shares are entitled to vote?

As of April 14, 2008, the record date for the meeting, we had 14,544,260 shares of common stock outstanding. Each share of our common stock outstanding on the record date is entitled to one vote on each item being voted on at the meeting. You can vote all the shares that you owned on the record date. These shares include (1) shares held directly in your name as the shareholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. Shareholders do not have the right to cumulate votes in the election of directors.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record.  If your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered, with respect to those shares, the shareholder of record, and we are sending these proxy materials directly to you. As the shareholder of record, you have the right to grant your voting proxy directly to the named proxy holders or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner.  If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the annual meeting.

Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who can attend the annual meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the record date, such as your most recent account statement prior to April 14, 2008, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. Registration and seating will begin at 3:15 p.m. Cameras, recording devices and other similar electronic devices will not be permitted at the meeting.

How can I vote my shares in person at the annual meeting?

Shares held in your name as the shareholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

How can I vote my shares without attending the annual meeting?

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a shareholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, trustee or nominee.

Can I change my vote or revoke my proxy after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote or revoke your proxy at any time before the votes are cast at the meeting by (1) delivering a written notice of your revocation to our Corporate Secretary at our principal executive office, (2) executing and delivering a later dated proxy, or (3) appearing in person at the meeting, filing a written notice of revocation with our Corporate Secretary and voting in person the shares to which the proxy relates. Any written notice or later dated proxy should be delivered to Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Scott N. Ross, Vice President, General Counsel and Secretary, or hand-delivered to Mr. Ross before the vote at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of at least a majority of the shares of our common stock outstanding as of the record date will constitute a quorum. There must be a quorum for any action to be taken at the meeting (other than an adjournment or postponement of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

What vote is required to approve each item?

Election of Directors.  Assuming the presence of a quorum, the six persons receiving the highest number of “FOR” votes will be elected as directors.

Other Items.  For each other item to be considered at the annual meeting, assuming the presence of a quorum, the affirmative vote of the majority of votes cast in person or by proxy on the matter (excluding broker non-votes) will be required for approval. Abstentions will be considered for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

If you hold your shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not have any effect on the outcome of the vote.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, it means that you hold shares registered in more than one name or brokerage account. You should sign and return each proxy card that you receive in order to ensure that all of your shares are voted.

How can I vote on each of the proposals?

In the election of directors, you may vote FOR each of the nominees, or your vote may be WITHHELD with respect to any or all of the nominees. For each other matter, you may vote FOR or AGAINST the proposal, or you may indicate that you wish to ABSTAIN from voting on the proposal.

Each of your shares will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (FOR each of the nominees for director named in the proxy statement and FOR ratification of the selection of independent auditors for the year ending December 31, 2008).

Who will count the proxy votes?

Votes will be counted by our transfer agent, Registrar and Transfer Company, which has been appointed to act as the inspector of election for the annual meeting.

How will voting on any other business be conducted?

We do not expect any matters to be presented for a vote at the meeting other than the matters described in this proxy statement. If you grant a proxy, either of the proxy holders, Jeffrey C. Mack or John A. Witham, or his nominee(s) or substitute(s), will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting. If a nominee is not available as a candidate for director, the persons named as proxy holders may vote your proxy for another candidate nominated by our board of directors.

Who is paying for this proxy solicitation?

We will pay the expenses incurred in connection with the solicitation of proxies. We are soliciting proxies principally by mail. In addition, our directors, officers and other employees may solicit proxies personally, by telephone, by facsimile or by e-mail, for which they will receive no consideration other than their regular compensation. We will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares held as of the record date and will reimburse such persons for their reasonable expenses so incurred.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding beneficial ownership of our common stock as of April 14, 2008, by (a) each person who is known to us to own beneficially more than five percent of our common stock, (b) each director, (c) each executive officer named in the summary compensation table below, and (d) all current executive officers and directors as a group. The percentage of beneficial ownership is based on 14,544,260 shares outstanding as of April 14, 2008. As indicated in the footnotes, shares issuable pursuant to warrants and options are deemed outstanding for computing the percentage of the person holding such warrants or options but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted below or pursuant to applicable community property laws, each person identified below has sole voting and investment power with respect to the listed shares and none of the listed shares has been pledged as security, except that Mr. Mack has pledged 2,000 shares as security for a loan. Except as otherwise noted below, we know of no agreements among our shareholders that relate to voting or investment power with respect to our common stock. Unless otherwise indicated, the address for each listed shareholder is c/o Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345.

	Amount and
	Nature of
	Beneficial		Percent of
Name and Address of Beneficial Owner(1)	Ownership(1)		Class(1)

Heartland Advisors, Inc.	1,850,000	(2)	12.7%
William J. Nosgovitz	1,850,000	(2)	12.7%
Heartland Value Fund	1,350,000	(2)	9.3%
Perkins Capital Management, Inc.	1,330,733	(3)	9.0%
Jonathan Gallen	887,248	(4)	6.1%
Donald W. Hodges	887,100	(5)	6.1%
First Dallas Holdings, Inc.	887,100	(5)	6.1%
Hodges Capital Management, Inc.	861,750	(5)	5.9%
Hodges Fund	842,500	(5)	5.8%
Jeffrey C. Mack	233,602	(6)	1.6%
William F. Schnell	121,147	(7)	*
John A. Witham	90,972	(8)	*
Scott W. Koller	48,057	(9)	*
Thomas J. Moudry	30,000	(10)	*
Gregory T. Barnum	20,000	(11)	*
Brett A. Shockley	20,000	(11)	*
Geoffrey J. Obeney	10,000	(11)	*
All current executive officers and directors as a group (11 persons)	632,000	(12)	4.2%

*	Represents less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities “beneficially owned” by a person may include securities owned by or for, among others, the spouse, children, or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire within 60 days of April 14, 2008.

(2)	As set forth in the Schedule 13G filed on February 8, 2008 by Heartland Advisors, Inc. and William J. Nasgovitz. The Schedule 13G reports that Heartland Advisors, Inc. (“HA”) is a registered investment advisor whose clients have the right to receive or the power to direct the receipt of dividends and proceeds from the sale of these shares. Mr. Nasgovitz is the president and principal shareholder of HA. The Schedule 13G reports that these shares may be deemed beneficially owned by HA by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time, and by Mr. Nasgovitz as a result of his ownership interest in HA. HA and Mr. Nasgovitz each specifically disclaim beneficial ownership of the reported shares. The Heartland Value Fund, a series of the

Heartland Group, Inc., a registered investment company, owns 1,350,000 of the shares. The remaining reported shares are owned by various other accounts managed by HA on a discretionary basis. The address of this shareholder is 789 North Water Street, Milwaukee, WI 53202.

(3)	As set forth in the Schedule 13G filed on January 11, 2008 by Perkins Capital Management, Inc. (“PCM”). The Schedule 13G reports that PCM is an investment advisor. The Schedule 13G reports that these shares represent 381,429 shares over which PCM has sole voting power and 1,330,733 shares over which PCM has sole dispositive power (including warrants to purchase 305,000 shares of common stock). The address of this shareholder is 730 East Lake Street, Wayzata, MN 55391.

(4)	As set forth in the Schedule 13G filed on January 23, 2008 by Jonathan Gallen. The Schedule 13G reports that these shares are owned by Ahab Partners, L.P., Ahab International, Ltd., Queequeg Partners, L.P., and Queequeg, Ltd. As investment manager for the foregoing entities, Mr. Gallen possesses sole power to vote and direct the disposition of the reported shares. Accordingly, he is deemed to beneficially own the reported shares. The address of this shareholder is 299 Park Avenue, 17th Floor, New York, New York 10171.

(5)	As set forth in the Schedule 13G filed on February 13, 2008 by Donald W. Hodges, First Dallas Holdings, Inc. (“FDH”), First Dallas Securities, Inc. (“FDS”), a broker-dealer and an investment advisor, Hodges Capital Management, Inc. (“HCM”), an investment advisor, Hodges Fund (“HF”), an investment company, and Hodges Small Cap Fund (“HSCF”), an investment company. The Schedule 13G reports that Mr. Hodges is the sole owner of FDH, the parent holding company for FDS, HCM and HF. As the control person for the foregoing entities, Mr. Hodges possesses shared power to vote and direct the disposition of the reported shares. The Schedule 13G states that other individuals have the right to receive the dividends from, and the proceeds from the sale of, the reported securities. The address of this shareholder is 2905 Maple Avenue, Dallas, Texas 75201.

(6)	Includes 75,353 shares purchasable upon the exercise of warrants and 156,249 shares purchasable upon the exercise of options.

(7)	Includes 2,083 shares purchasable upon the exercise of warrants, 20,000 shares purchasable upon the exercise of options, and 80,731 shares beneficially owned by SHAG LLC (“SHAG”) (of which 11,109 shares are purchasable upon exercise of warrants). Dr. Schnell is an owner of SHAG and may be deemed to beneficially own the shares held by SHAG. Dr. Schnell disclaims beneficial ownership of the shares held by SHAG except to the extent of his pecuniary interest in such shares. The address of this shareholder is 1000 East First St, Duluth, MN 55805.

(8)	Represents 22,222 shares purchasable upon the exercise of warrants and 68,750 shares purchasable upon the exercise of options.

(9)	Includes 22,682 shares purchasable upon the exercise of warrants and 23,750 shares purchasable upon the exercise of options.

(10)	Includes 20,000 shares purchasable upon the exercise of options.

(11)	Represents shares purchasable upon the exercise of options.

(12)	Includes 135,671 shares purchasable upon the exercise of warrants, 363,749 shares purchasable upon the exercise of options, and 80,731 shares beneficially owned by an entity related to one of our directors (of which 11,109 shares are purchasable upon exercise of warrants).

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and shareholders are required by the SEC to furnish us with copies of all such reports. To our knowledge, based solely on a review of copies of reports filed with the SEC during 2007, all applicable Section 16(a) filing requirements were met, except that one report setting forth the disposition of 1,000,000 shares on June 19, 2007 by the Spirit Lake Tribe, a former beneficial owner of more than 10% our common stock, was not filed on a timely basis.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Nominees

Six persons have been nominated for election as directors at the annual meeting, all of whom currently serve as directors. Our directors are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no familial relationships between any director or officer.

Required Vote

The six nominees receiving the highest number of affirmative votes of the shares entitled to vote at the annual meeting shall be elected to the board of directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the board of directors. The board of directors recommends that shareholders vote “FOR” the nominees listed below.

			Position with	Director
Name	Age	Principal Occupation	Company	Since

Jeffrey C. Mack(1)	54	Chairman, President, Chief Executive Officer and Director of Wireless Ronin Technologies, Inc.	Chairman, President, Chief Executive Officer and Director	2003
Gregory T. Barnum(1)(2)(3)(4)	53	Vice President of Finance and Chief Financial Officer of Datalink Corporation	Lead Director	2006
Thomas J. Moudry(2)(3)	47	Chief Executive Officer and Chief Creative Officer of Martin Williams Advertising, Inc.	Director	2006
William F. Schnell(1)(3)(4)	52	Orthopedic Surgeon	Director	2005
Brett A. Shockley(1)(2)(4)	48	Chairman, Chief Executive Officer and President of Spanlink Communications, Inc.	Director	2006
Geoffrey J. Obeney	50	Vice President of Information Technology for Terra Industries, Inc.	Director	2008

(1)	Member of the executive committee.

(2)	Member of the audit committee.

(3)	Member of the compensation committee.

(4)	Member of the corporate governance and nominating committee.

Business Experience

Jeffrey C. Mack has served as our Chairman, President, Chief Executive Officer and Director since February 2003. From November 2000 through October 2002, Mr. Mack served as Executive Director of Erin Taylor Editions, an art distribution business. From July 1997 through September 2000, Mr. Mack served as Chairman, Chief Executive Officer and President of Emerald Financial, a recreational vehicle finance company. In January 1990, Mr. Mack founded and became Chairman, Chief Executive Officer and President of Arcadia Financial Ltd. (formerly known as Olympic Financial, Ltd.). Mr. Mack left Arcadia in August 1996.

Gregory T. Barnum joined our board of directors in February 2006 and became our Lead Director in December 2007. Since February 2006, Mr. Barnum has been Vice President of Finance and Chief Financial Officer for Datalink Corporation. From July 1997 to June 2005, Mr. Barnum was Chief Financial Officer and Secretary of CNT Corporation. Prior to employment with CNT Corporation, he served as Senior Vice President of Finance and Administration, Chief Financial Officer and Secretary of Tricord Systems, Inc. and held similar senior financial positions with Cray Computer Corporation and Cray Research, Inc. Mr. Barnum is a member of the board of directors of Lime Energy Co. and serves as a member of its audit and compensation committees.

Thomas J. Moudry joined our board of directors in March 2006. Since December 2005, Mr. Moudry has been Chief Executive Officer and Chief Creative Officer of Martin Williams Advertising, Inc., a subsidiary of Omnicom Group, Inc., an advertising and marketing company. Prior to his current position at Martin Williams, Mr. Moudry served as such company’s President and Executive Creative Director from June 2005 to December 2005 and such company’s Executive Vice President and Creative Director from July 2003 to June 2005. From April 2000 to May 2003, Mr. Moudry was Executive Vice President and Executive Creative Officer of Omnicom Group Inc.

William F. Schnell joined our board of directors in July 2005. Dr. Schnell also serves on the board of directors of National Bank of Commerce and Lakewalk Surgery Center. Since 1990, Dr. Schnell has been an orthopedic surgeon with Orthopedic Associates of Duluth, and formerly served as its President.

Brett A. Shockley joined our board of directors in March 2006. Since January 2002, Mr. Shockley has been Chairman, Chief Executive Officer and President of Spanlink Communications, Inc. From August 2000 to December 2001, Mr. Shockley was Vice President-General Manager of the Customer Contact Business Unit of Cisco Systems. See “Certain Relationships and Related Transactions.”

Geoffrey J. Obeney joined our board of directors in March 2008. Mr. Obeney has served as Vice President of Information Technology for Terra Industries, Inc. since February 2008. From November 2005 to January 2008, he was the Interim Chief Executive Officer of Spirit Computing, Ltd. From October 2004 to October 2005, he served as the Chief Information Officer of SEI LLC, a start-up company. From July 2003 to October 2004, he was the Vice President, Technology Infrastructure Services for W.W. Grainger, Inc. Mr. Obeney held various information technology positions with Gateway, Inc. from 1990 to 2003, including serving as Vice President Technology Infrastructure for Gateway, Inc. from March 1999 to July 2003

OUR BOARD OF DIRECTORS AND COMMITTEES

Overview

Our board of directors represents the interests of our shareholders as a whole and is responsible for directing the management of our business and affairs, as provided by Minnesota law. The board of directors held eight meetings during the year ended December 31, 2007. In addition to meetings of the full board, directors also attended committee meetings. Each director attended at least 75% of all of the meetings of the board and of those committees on which he or she served, except that Mr. Walking Eagle, who resigned from our board in March 2008, was unable to attend five board meetings.

The board is comprised of a majority of “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. In this regard, the board has affirmatively determined that Messrs. Barnum, Moudry, Shockley and Obeney and Dr. Schnell are independent directors under that rule. Our board determined that our acquisition of a communications system for a new office location from Spanlink Communications, Inc. did not prevent it from reaching a determination that Mr. Shockley is independent. Mr. Mack, our Chairman of the Board, President and Chief Executive Officer, is not an independent director. Mr. Walking Eagle, who resigned from our board in March 2008, was not an independent director.

The independent members of the board meet in executive session at regular meetings of the board, with no members of management present.

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions) and directors. Our Code of Business Conduct and Ethics satisfies the requirements of Item 406(b) of Regulation S-B and applicable NASDAQ Marketplace Rules. Our Code of Business Conduct and Ethics is posted on our internet website at www.wirelessronin.com and is available, free of charge, upon written request to our Corporate Secretary at Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345. We intend to disclose any amendment to or waiver from a provision of our Code of Business Conduct and Ethics that requires disclosure on our website at www.wirelessronin.com.

Committees

The board of directors has an audit committee, a compensation committee, a corporate governance and nominating committee and an executive committee. With the exception of our executive committee, each committee consists solely of members who are independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market. Further information regarding the independence of our directors for service on our board’s committees appears in the committee discussions below. The following table shows the current membership of the committees and identifies our independent directors:

					Corporate
					Governance				Independent
Name	Audit		Compensation		and Nominating		Executive		Directors

Jeffrey C. Mack							X	(1)
Gregory T. Barnum	X	(1)	X		X		X		X
Thomas J. Moudry	X		X	(1)					X
William F. Schnell			X		X		X		X
Brett A. Shockley	X				X	(1)	X		X
Geoffrey J. Obeney									X
Carl B. Walking Eagle Sr.(2)

(1)	Denotes committee chairperson.

(2)	Mr. Walking Eagle resigned from our board in March 2008.

Each of the audit committee, the compensation committee and the corporate governance and nominating committee has adopted and operates under a written charter. Each such committee regularly reviews and makes recommendations to the board about changes to its charter. Current copies of the committee charters may be found on our website at www.wirelessronin.com and are available in print upon written request to our Corporate Secretary at Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345.

The audit committee meets throughout the year, with regularly scheduled meetings. Additional meetings, either by phone or in person, are called when deemed necessary or desirable. The compensation committee, the corporate governance and nominating committee and the executive committee meet as needed. The chairperson of each committee, with the advice and consultation of management and the committee’s outside advisors, if any, sets the committee’s annual calendar and the agenda for each meeting. The committees receive materials related to the topics on the agenda prior to each meeting, and keep minutes of each meeting.

Audit Committee Matters

Our audit committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of our audit committee are Messrs. Barnum, Moudry and Shockley. Each member of our audit committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and Exchange Act Rule 10A-3. Further, no member of our audit committee participated in the preparation of the financial statements of our company or any current subsidiary of our company at any time during the past three years.

Pursuant to our listing agreement with the NASDAQ Stock Market, each member of the audit committee is able to read and understand fundamental financial statements, including an issuer’s balance sheet, income statement, and cash flow statement, and at least one member of the committee has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication. In addition, our board of directors has determined that Gregory T. Barnum is an “audit committee financial expert” as such term is defined by Item 407(d)(5) of Regulation S-B.

The functions of the audit committee include oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, and the performance, qualifications and independence of our independent auditors. Our audit committee is directly responsible for the appointment, retention, compensation, evaluation, termination and oversight of the work of any independent auditor engaged for the purpose of preparing or issuing an audit report or related work. The audit committee met three times during our last fiscal year.

Audit Committee Report

Our audit committee has:

•	reviewed and discussed with management the audited financial statements with respect to the fiscal year ended December 31, 2007;

•	discussed with Virchow, Krause & Company, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from Virchow, Krause & Company, LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed with Virchow, Krause & Company, LLP its independence.

Based on the above-referenced review and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2007, for filing with the SEC.

/s/  Gregory T. Barnum, Chair
/s/  Thomas J. Moudry
/s/  Brett A. Shockley
The Audit Committee

Compensation Committee Matters

The members of the compensation committee are Messrs. Barnum and Moudry and Dr. Schnell. Each member of our compensation committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market, is a non-employee director as defined by the SEC, and is an outside director as defined by the IRS.

The role of the compensation committee is to discharge the board’s responsibilities relating to compensation of the company’s executives and to oversee and advise the board on the adoption of policies that govern the company’s compensation programs, including stock and benefit plans.

Compensation Committee Procedures

The compensation committee’s principal responsibilities and functions are to:

•	Review the competitiveness of our company’s executive compensation programs to ensure (a) the attraction and retention of executive officers, (b) the motivation of executive officers to achieve our company’s business objectives, and (c) the alignment of the interests of key leadership with the long-term interests of our company’s shareholders.

•	Review trends in management compensation, oversee the development of new compensation plans, and, when necessary, approve the revision of existing plans.

•	Review and approve the compensation structure for corporate officers at the level of corporate vice president and above.

•	Oversee an evaluation of the performance of the company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers.

•	Review and approve Chief Executive Officer goals and objectives, evaluate Chief Executive Officer performance in light of these corporate objectives, and set Chief Executive Officer compensation consistent with company philosophy.

•	Review and approve termination packages for corporate officers.

•	Review and discuss with the board and senior corporate officers plans for officer development and corporate succession plans for the Chief Executive Officer and other senior corporate officers.

•	Review and make recommendations concerning long-term incentive compensation plans, including the use of equity-based plans.

•	Review periodic reports from management on matters relating to our company’s personnel appointments and practices.

•	Produce an annual report of the compensation committee on executive compensation for our company’s annual proxy statement in compliance with applicable SEC rules and regulations and relevant listing authority.

•	Regularly review and make recommendations about changes to the committee’s charter.

•	Obtain or perform evaluations of the committee’s performance and make applicable recommendations.

The compensation committee meets as often as its members deem necessary to carry out its responsibilities. During our last fiscal year, the committee met twice and took action by written consent to approve: (1) the grants of stock options to certain executive officers and key associates, (2) the amendment of a certain stock option agreement awarded to a former executive officer to extend the exercise date beyond the lock-up period related to our initial public offering, (3) certain perquisites and the creation of a perquisite approval policy, (4) the executive performance bonus plan for 2007, and (5) the non-equity incentive plan for 2008.

The compensation committee has the resources and authority necessary to discharge its duties and responsibilities. The committee has sole authority to retain and terminate its outside counsel, compensation consultants retained to assist the committee in determining the compensation of the Chief Executive Officer or senior executive officers, or other experts or consultants, as it deems appropriate, including sole authority to approve the firms’ fees and other retention terms. Any communications between the committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of our company and the committee will take all necessary steps to preserve the privileged nature of those communications.

The compensation committee engaged CBIZ Human Capital Services (“CBIZ”) in 2007 as its outside compensation consultant. The committee met with CBIZ to review an executive compensation study and obtained recommendations from CBIZ which assisted it in the preparation of the performance bonus plan for 2007 and the non-equity incentive plan for 2008. CBIZ provided the committee with a study that compared compensation paid to company executives with ranges of compensation paid to executives within a competitive peer group. The committee used this study to establish salary and non-equity incentive plan compensation for our company’s named executive officers.

The compensation committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the committee. The committee also may delegate limited authority to our Chief Executive Officer, who assists the committee from time to time by advising on a variety of compensation matters. For example, Mr. Mack assists with the determination of eligibility for salary increases and awards of bonuses, the negotiation of employment agreements, and the analysis of achievement of relevant performance metrics. Mr. Mack also assists the compensation committee by identifying employees eligible for equity awards.

Corporate Governance and Nominating Committee Matters

The members of the corporate governance and nominating committee are Messrs. Barnum and Shockley and Dr. Schnell. Each member of our corporate governance and nominating committee is independent as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market.

The functions of the corporate governance and nominating committee include identifying individuals qualified to become members of our board and overseeing our corporate governance principles. The corporate governance and nominating committee did not meet during our last fiscal year.

Corporate Governance and Nominating Committee Procedures

The corporate governance and nominating committee identifies, reviews and evaluates candidates for election as director who meet the standards set forth in our company’s corporate governance guidelines. The committee does not evaluate proposed nominees differently depending upon who has made the recommendation; however, the committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of our company.

Upon recommendation of the committee, the board of directors most recently appointed Mr. Obeney as a director in March 2008. Mr. Obeney was brought to the attention of the committee by an independent director. The committee has not to date paid any third party a fee to assist in the nomination process.

The committee may consider nominees suggested by directors, management and shareholders. It is the committee’s view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom. However, prior to nominating an existing director for re-election to the board, the committee will consider and review an existing director’s qualifications and performance. Where there is no qualified and available incumbent, or where there is a vacancy or a desire to increase the size of the board, the committee will identify and evaluate new candidates. The committee will solicit recommendations for nominees from persons that it believes are likely to be familiar with qualified candidates. These persons may include members of the board and management. The committee may also determine to engage a professional search firm. Based upon all available information, the committee recommends to the board candidates who, in the view of the committee, are most suited for board membership.

In making its selections, the committee will also evaluate candidates proposed by shareholders. The committee may choose not to consider an unsolicited recommendation if no vacancy exists on the board and the committee does not perceive a need to increase the size of the board. The committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Shareholder Nomination Procedures

To submit a recommendation of a director candidate to the corporate governance and nominating committee, a shareholder must submit the following information in writing, addressed to the Chairman of the corporate governance and nominating committee, care of the Corporate Secretary, at the principal executive office of Wireless Ronin Technologies, Inc.:

(1)	The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Exchange Act Regulation 14A;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the shareholder making the recommendation, the name and address, as they appear on the books of Wireless Ronin Technologies, Inc., of such shareholder; provided, however, that if the shareholder is not a registered holder of common stock, the shareholder must submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the common stock; and

(5)	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the annual meeting of shareholders, the recommendation must be received by the committee as provided under “Shareholder Proposals for 2009 Annual Meeting.”

Minimum Qualifications

The committee believes that members of the board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of management, and monitor adherence to principles of sound corporate governance. It is therefore the policy of the committee that all persons nominated to serve as a director of our company should possess the following minimum qualifications: personal integrity and ethical character; absence of conflicts of interest; fair and equal representation of our company’s constituencies; demonstrated achievement in one or more fields; ability to function effectively in an oversight role; business understanding; and availability.

In approving candidates, the committee will also assure that: at least a majority of the directors are independent; as many as possible of the directors satisfy the financial literacy requirements for service on the audit committee; at least one of the directors qualifies as an “audit committee financial expert;” at least some of the independent directors have experience as senior executives of a public or substantial private company; and at least some of the independent directors have general familiarity with our company’s industry.

Further, the committee will seek to promote through the nomination process an appropriate diversity on the board of professional background, experience, expertise, perspective, age, gender, ethnicity and country of citizenship.

Executive Committee Matters

Our executive committee consists of three “independent directors” as defined in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market and our Chief Executive Officer. Specifically, Messrs. Barnum and Shockley, Dr. Schnell and Mr. Mack were appointed by the board of directors to serve on the executive committee. Pursuant to our Bylaws, the executive committee may exercise all of the powers of the board of directors in the management of our business and affairs when the board of directors is not in session. The executive committee met three times during our last fiscal year.

Communications with Board Members

Our board of directors has provided the following process for shareholders and interested parties to send communications to our board and/or individual directors. All communications should be addressed to Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota

55345, Attention: Corporate Secretary. Communications to individual directors may also be made to such director at our company’s address. All communications sent to a member of the audit committee or to any individual director will be received directly by such individuals and will not be screened or reviewed by any company personnel. Any communications sent to the board in the care of the Corporate Secretary will be reviewed by the Corporate Secretary to ensure that such communications relate to the business of the company before being reviewed by the board.

Board Member Attendance at Annual Meetings

We encourage all of our directors to attend the annual meeting of shareholders. We generally hold a board meeting coincident with the annual shareholders’ meeting to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. One director was unable to attended the 2007 annual meeting.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our compensation committee periodically reviews and makes recommendations to our board regarding the components and amount of non-employee director compensation. Directors who are employees of our company receive no fees for their services as director.

Prior to December 28, 2007, our non-employee directors received only grants of stock options under our 2006 Non-Employee Director Stock Option Plan. Under the plan, non-employee directors as of February 27, 2006 and each non-employee director thereafter elected to the board is automatically entitled to a grant of a five-year option for the purchase of 40,000 shares of common stock, 10,000 of which vest and become exercisable on the date of grant, and additional increments of 10,000 shares become exercisable and vest upon each director’s reelection to the board.

In December 2007, our board of directors, based upon the recommendation of the compensation committee, took the following actions with respect to non-employee director compensation. Our board of directors (1) authorized $7,500 in annual compensation for the Lead Director and $3,500 annual compensation for each committee chair; and (2) authorized board and committee meeting fees for non-employee directors effective January 1, 2008 as follows: full board meetings ($1,000) and committee meetings ($750). Attendance at meetings on a telephonic basis and not in person with other members of the board or committee results in one-half the stated rate of compensation. For the purposes of earning cash compensation for meeting attendance, “attendance” does not include attending a meeting that lasts for 15 minutes or less.

Our board of directors also awarded each non-employee director an option to purchase 10,000 shares of our common stock, under the Amended and Restated 2006 Equity Incentive Plan. Each option has a term of five years and may be exercised to the extent of 25% of the shares purchasable thereunder on January 1, 2009 and an additional 25% of the shares purchasable thereunder on the first day of January 2010, 2011 and 2012. In accordance with the terms of the Amended and Restated 2006 Equity Incentive Plan, the exercise price of each option is $2.82 per share, representing the closing price of our common stock on the NASDAQ Global Market on December 28, 2007.

The following table sets forth the compensation of our non-employee directors for 2007.

Compensation of Directors

	Fees
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)(2)	($)	Earnings	($)	($)

Gregory T. Barnum	0	0	52,904	0	0	0	52,904
Thomas J. Moudry	0	0	48,835	0	0	0	48,835
William F. Schnell	0	0	52,904	0	0	0	52,904
Brett A. Shockley	0	0	48,835	0	0	0	48,835
Geoffrey J. Obeney(3)	0	0	0	0	0	0	0
Carl B. Walking Eagle Sr.(4)	0	0	52,904	0	0	0	52,904

(1)	Represents the amount recognized for financial reporting purposes with respect to 2007 for stock options in accordance with FAS 123R. Details on the stock option awards granted to non-employee directors during 2007 are as follows:

	Number of Shares	Grant Date Fair
Name	Underlying Options	Value($)

Gregory T. Barnum	10,000	18,968
Thomas J. Moudry	10,000	18,968
William F. Schnell	10,000	18,968
Brett A. Shockley	10,000	18,968
Geoffrey J. Obeney	0	0
Carl B. Walking Eagle Sr.	10,000	18,968

(2)	The aggregate number of stock options outstanding at the end of 2007 held by each of our non-employee directors was as follows:

Number of Shares
Name	Underlying Options

Gregory T. Barnum	50,000
Thomas J. Moudry	50,000
William F. Schnell	50,000
Brett A. Shockley	50,000
Geoffrey J. Obeney	0
Carl B. Walking Eagle Sr.	50,000

Consistent with prior practice with departing board members and consistent with the value of his assistance to our company, in April 2008, our board of directors accelerated the vesting of Mr. Walking Eagle’s above-referenced options and extended the exercisability of such options so that those options terminate five years after their respective dates of grant. The board of directors does not intend that such acceleration of vesting and term extensions will automatically apply to directors who cease serving on our board in the future, but instead intends to consider each individual circumstance on a case-by-case basis.

(3)	Mr. Obeney joined our board of directors in March 2008.

(4)	Mr. Walking Eagle resigned from our board of directors in March 2008.

Director Option Exercises

Our directors did not exercise any stock options during 2007.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of our named executive officers for 2006 and 2007.

Summary Compensation Table

							Non-
						Non-Equity	qualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Position	Year	($)(1)	($)	($)	($)(2)	($)(3)	($)	($)		($)

Jeffrey C. Mack	2007	225,000	0	0	323,155	87,500	0	1,348	(4)	637,003
Chairman, President, Chief	2006	171,769	100,000	0	173,747	0	0	804	(4)	446,320
Executive Officer and Director
John A. Witham	2007	175,000	0	0	152,929	35,000	0	242		363,171
Executive Vice President and	2006	127,596	60,000	0	145,197	0	0	0		332,793
Chief Financial Officer
Scott W. Koller	2007	182,736	0	0	89,946	12,500	0	528		285,710
Executive Vice President of	2006	169,425	30,000	0	48,128	0	0	0		247,553

Sales and Marketing

(1)	Effective January 1, 2008, the annual base salaries of the named executive officers were adjusted as follows: Mr. Mack — $260,000; Mr. Witham — $190,000; and Mr. Koller — $185,000.

(2)	Represents the dollar amount recognized for financial statement reporting purposes with respect to the applicable year for stock options in accordance with FAS 123R. The assumptions made in the valuation are those set forth in Note 9 to the consolidated financial statements in our Annual Report on Form 10-KSB for 2007. There were no forfeitures of stock options by our named executive officers during 2006 or 2007.

(3)	Represents cash compensation earned by our named executive officers under our performance bonus plan during 2007. Payment under this plan is based on a formula with the compensation committee maintaining the discretion to vary the formula and increase or decrease a payout. Under the plan, awards are weighted 50% each to revenue targets and gross margin targets, with target payouts paid upon attaining 100% of objectives set by the compensation committee. Gross margin targets were achieved during 2007, therefore 50% of the targeted performance bonus was earned.

(4)	Includes the amount we paid in premiums for a $500,000 life insurance policy for Mr. Mack, of which the beneficiary is Mr. Mack’s spouse.

Option Awards

In December 2007, our board awarded nonqualified stock options to executive officers under our Amended and Restated 2006 Equity Incentive Plan, as follows:

Number of Shares
Name and Principal Position	Underlying Options

Jeffrey C. Mack Chairman, President, Chief Executive Officer and Director	120,000
John A. Witham Executive Vice President and Chief Financial Officer	35,000
Scott W. Koller Senior Vice President, Sales and Marketing	25,000
Christopher F. Ebbert Executive Vice President and Chief Technology Officer	10,000
Brian S. Anderson Vice President and Controller	15,000

Each option has a term of five years and may be exercised to the extent of 25% of the shares purchasable thereunder on January 1, 2009 and an additional 25% of the shares purchasable thereunder on the first day of January 2010, 2011 and 2012. In accordance with the terms of the Amended and Restated 2006 Equity Incentive Plan, the exercise price of each option is $2.80 per share, representing the closing price of our common stock on the NASDAQ Global Market on December 27, 2007.

Non-Equity Incentive Plan for 2008

In December 2007, our compensation committee established a non-equity incentive plan under which our executive officers may be eligible for cash awards based 75% upon our 2008 revenue and 25% upon our 2008 gross margin. The following chart sets forth amounts that could be paid under our non-equity incentive plan for 2008. The threshold entries reflect the minimum dollar amount that would be paid for a certain level of performance under the plan. If such performance is not attained, dollar amounts would not be earned under the plan. The committee may, in its sole discretion, adjust the 2008 revenue goal (up or down) for any equitable reason, including, but not limited to, board authorization of (1) a material deviation in management’s budget and business plan, (2) an acquisition, or (3) a change in capital structure.

Name and Principal Position	Threshold	Target	Maximum

Jeffrey C. Mack	$40,000	$200,000	$400,000
Chairman, President, Chief Executive Officer and Director
John A. Witham	$19,000	$95,000	$190,000
Executive Vice President and Chief Financial Officer
Scott W. Koller	$10,000	$50,000	$100,000
Executive Vice President, Sales and Marketing
Christopher F. Ebbert	$6,000	$30,000	$60,000
Executive Vice President and Chief Technology Officer
Brian S. Anderson	$10,000	$50,000	$100,000
Vice President and Controller

Employment Agreements

We have employment agreements with Messrs. Mack, Witham, Koller, Ebbert and Anderson. We entered into an employment agreement with Katherine A. Bolseth, our vice president of engineering and product development, effective as of February 11, 2008.

The agreements are all for an initial term ending April 1, 2008, with the exception of Ms. Bolseth, whose initial term ends February 27, 2009, and will be automatically extended for successive one year periods unless either we or the officer elects not to extend employment. The annual base salary payable under these agreements may be increased, but not decreased, in the sole discretion of our board. These agreements prohibit each officer from competing with us during his or her employment and for a period of time thereafter, two years for Mr. Mack and one year for each other officer. If we terminate the officer’s employment without cause, the officer is entitled to receive a severance payment based on his or her base salary. For Mr. Mack, this payment is 2 times his base salary, for Mr. Witham, this payment is 1.5 times his base salary, and for each other officer, the payment is equal to his or her base salary. In addition, in a termination without cause, Mr. Koller is entitled to a payment equal to his earned commission, and each other officer is entitled to a payment equal to the bonus paid in the prior year, if any, except that Mr. Witham and Ms. Bolseth would each be entitled to 1.5 times the bonus earned for the prior year. If there has been a change of control in our company and the officer’s employment is involuntarily terminated or the officer leaves for good reason within 12 months following the change of control, we would pay the officer the severance payments described above, except that Mr. Witham’s severance payment would be 2 times his base salary and 2 times the bonus earned for the prior year, and Ms. Bolseth’s severance payment would be her base salary and 2 times the bonus earned for the prior year.

Outstanding Equity Awards At Fiscal Year-End

The following table sets forth certain information concerning unexercised options for each named executive officer outstanding as of the end of 2007.

	Option Awards
					Equity
					Incentive
					Plan
					Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option
	Options		Options		Unearned	Exercise	Option
	(#)		(#)		Options	Price	Expiration
Name	Exercisable(1)		Unexercisable(1)		(#)	($)	Date

Jeffrey C. Mack	35,354	(2)	0		0	2.25	07/12/2009
Chairman, President, Chief	18,333	(2)	0			6.75	09/02/2010
Executive Officer and Director	21,666	(2)	0			9.00	03/31/2011
	83,333	(3)	83,333	(3)		4.00	03/30/2011
	0		125,000	(4)		5.65	12/27/2011
	0		120,000	(5)		2.80	12/27/2012
John A. Witham	22,222	(2)	0		0	9.00	01/18/2011
Executive Vice President and Chief	33,333	(3)	33,333	(3)		4.00	03/30/2011
Financial Officer	0		75,000	(4)		5.65	12/27/2011
	0		35,000	(5)		2.80	12/27/2012
Scott W. Koller	1,388	(2)	0		0	6.75	12/15/2009
Executive Vice President,	5,555	(2)	0			6.75	08/04/2010
Sales and Marketing	2,777	(2)	0			11.25	10/10/2010
	1,851	(2)	0			9.00	02/06/2011
	11,111	(2)	0			9.00	03/24/2011
	0		95,000	(4)		5.65	12/27/2011
	0		25,000	(5)		2.80	12/27/2012

(1)	Unless otherwise indicated, represents shares issuable upon the exercise of stock options awarded under our 2006 Equity Incentive Plan.

(2)	Represents shares purchasable upon the exercise of warrants.

(3)	These options vested to the extent of 25% of the shares purchasable thereunder on each of March 30, 2006, March 30, 2007, and March 30, 2008, and vest to the extent of 25% of the shares purchasable thereunder on March 30, 2009.

(4)	These options vest to the extent of 25% of the shares purchasable thereunder on January 1, 2008 and an additional 25% of the shares purchasable thereunder on the first day of January 2009, 2010 and 2011.

(5)	These options vest to the extent of 25% of the shares purchasable thereunder on January 1, 2009 and an additional 25% of the shares purchasable thereunder on the first day of January 2010, 2011, and 2012.

The employment agreements described in the narrative to the Summary Compensation Table above set forth all arrangements between our company and our executive officers in connection with termination of employment, change of control of our company, and any changes to the executive officer’s responsibilities following a change of control.

During the first half of 2007, we adopted a 401(k) plan in which our associates, including executive officers, are eligible to participate. We currently do not match contributions under the 401(k) plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that the terms of each of the following related party transactions were no less favorable to us than could have been obtained from an unaffiliated third party. With respect to the following transactions, each was ratified by (1) a majority of our independent directors who did not have an interest in the transaction or who had access, at our expense, to our or independent legal counsel, or (2) our audit committee.

We will enter into all future material affiliated transactions and loans with officers, directors and significant shareholders on terms that are no less favorable to us than those that can be obtained from unaffiliated, independent third parties. All future material affiliated transactions and loans, and any forgiveness of loans, must be approved by our audit committee.

Convertible Notes

At the closing of our initial public offering, pursuant to the terms of convertible debenture agreements which we entered into with the Spirit Lake Tribe, a federally recognized Native American tribe and a former beneficial owner of more than 10% of our common stock, our indebtedness to the Spirit Lake Tribe incurred in 2005 aggregating $3,000,000 automatically converted into 1,302,004 shares of common stock, representing 30% of our issued and outstanding shares on a fully diluted basis, determined without giving effect to shares issued in connection with our initial public offering, or shares issued or issuable upon conversion of our outstanding 12% convertible bridge notes or the exercise of warrants issued to purchasers of the bridge notes between March 2006 and August 2006. The Spirit Lake Tribe sold 1,000,000 shares of common stock in a secondary public offering which closed on June 19, 2007. Carl B. Walking Eagle Sr., an officer and member of the Spirit Lake Tribal Council, served on our board of directors from July 2005 to March 2008.

Employment Agreements

The terms of the employment agreements between our company and our executive officers are set forth in the narrative following the Summary Compensation Table above.

Agreement with Spanlink Communications, Inc.

In June 2007, we executed a statement of work with Spanlink Communications, Inc. relating to the acquisition of a communications system for a new office location. The statement of work specified a Cisco Unified Communications system, including hardware, software and services in connection with the installation and maintenance of the system, and arose out of a proposal from Spanlink and a master services agreement signed by the parties in April 2007. Brett A. Shockley, one of our directors, is the President, Chairman, a Director and principal shareholder of Spanlink. We paid Spanlink approximately $150,000 for hardware, software and professional services under the contract in 2007. In November 2007, we executed another statement of work with Spanlink relating to our Canadian facility. We estimate the amount of that contract will be approximately $61,000. We believe the communication systems from Spanlink and the cost thereof to be competitive with systems that could be provided by unrelated parties.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The audit committee has appointed Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2008. A proposal to ratify that appointment will be presented to shareholders at the meeting. If the shareholders do not ratify such appointment, the audit committee will consider selecting another firm of independent public accountants. Representatives of Virchow, Krause & Company, LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance.

Principal Accountant Fees and Services

The following table presents fees for audit and other services provided by Virchow, Krause & Company, LLP for 2007 and 2006. In February 2006, we engaged Virchow, Krause & Company, LLP to audit our financial statements for the years ended December 31, 2006 and 2005.

	December 31,	December 31,
	2007	2006

Audit fees(1)	$163,668	$168,422
Audit-related fees(2)	45,847	0
Tax fees(3)	9,200	6,000
All other fees	0	0

Total Fees	$218,715	$174,422

(1)	Audit fees consisted of fees for services provided in connection with the audit of our financial statements, reviews of our quarterly financial statements, and for professional services in connection with our registered public offerings.

(2)	Audit-related fees consisted of acquisition due diligence and other consulting services.

(3)	Tax fees consisted of the aggregate fees billed for tax compliance, tax advice, and tax planning.

Our audit committee reviewed the audit and non-audit services rendered by Virchow, Krause & Company, LLP during the period set forth above and concluded that such services were compatible with maintaining the auditor’s independence.

Pre-Approval Policies and Procedures of Audit Committee

All services provided by our independent registered public accounting firm, Virchow, Krause & Company, LLP, are subject to pre-approval by our audit committee. The audit committee has authorized each of its members to approve services by our independent registered public accounting firm in the event there is a need for such approval prior to the next full audit committee meeting. Any interim approval given by an audit committee member must be reported to the audit committee no later than its next scheduled meeting. Before granting any approval, the audit committee (or a committee member if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on the independence of our independent registered public accounting firm. The audit committee pre-approved all services provided by Virchow, Krause & Company, LLP in our last fiscal year.

Recommendation

The audit committee recommends a vote “FOR” the ratification of the appointment of Virchow, Krause & Company, LLP as our independent registered public accounting firm for the year ending December 31, 2008.

SHAREHOLDER PROPOSALS FOR
2009 ANNUAL MEETING

If a shareholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2009 annual meeting of shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Wireless Ronin Technologies, Inc., Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, Minnesota 55345, Attention: Scott N. Ross, Corporate Secretary, no later than December 26, 2008. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies us of his or her intent to present a proposal for consideration at the 2009 annual meeting of shareholders after March 11, 2009, we, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in our proxy materials.

Our bylaws provide that in order for a shareholder to nominate a candidate for election as a director at an annual meeting of shareholders, the shareholder must generally notify us in writing at our principal address not later than 90 days in advance of such meeting. A copy of our bylaws may be obtained from Scott N. Ross, our Corporate Secretary, by written request to our principal address. Please refer to “Our Board of Directors and Committees — Corporate Governance and Nominating Committee Procedures” for the procedures for nominating directors.

ANNUAL REPORT ON FORM 10-KSB

A copy of our annual report on Form 10-KSB for 2007, as filed with the SEC, including the financial statements thereto, accompanies the notice of annual meeting, this proxy statement and the related proxy card. We will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on our reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Scott N. Ross, our Corporate Secretary, at our principal address.

Sincerely,

WIRELESS RONIN TECHNOLOGIES, INC.

Jeffrey C. Mack
Chairman of the Board,
President and Chief Executive Officer

Minnetonka, Minnesota
April 25, 2008

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY WIRELESS RONIN TECHNOLOGIES, INC.

ANNUAL MEETING OF SHAREHOLDERS
JUNE 5, 2008, 3:30 P.M.
     The undersigned shareholder of Wireless Ronin Technologies, Inc., a Minnesota corporation, hereby acknowledges receipt of the notice of annual meeting of shareholders and proxy statement, each dated April 25, 2008, and hereby appoints Jeffrey C. Mack and John A. Witham, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of shareholders of Wireless Ronin Technologies, Inc. to be held at the Radisson Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on June 5, 2008, at 3:30 p.m. central time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of common stock of Wireless Ronin Technologies, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

Please be sure to sign and date this	Date
proxy in the box below

Shareholder sign above	Co-holder (if any) sign above

			For	Withhold	For All Except
1.	To elect six directors for the ensuing year and until their successors shall be elected and duly qualified.

01	Jeffrey C. Mack	04 William F. Schnell	☐	☐	☐
02	Gregory T. Barnum	05 Brett A. Shockley

03	Thomas J. Moudry	06 Geoffrey J. Obeney

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s)

of the nominee(s) in the box provided to the right.)

		For	Against	Abstain

2.	To ratify the appointment of Virchow, Krause & Company, LLP as our independent auditors for the year ending December 31, 2008.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

+	+

▲Detach above card, mark, sign, date and mail in postage-paid envelope provided.▲
WIRELESS RONIN TECHNOLOGIES, INC.
Baker Technology Plaza, 5929 Baker Road, Suite 475, Minnetonka, MN 55345

          Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and, if not previously furnished, a certificate or other evidence of appointment should be furnished. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.